

<ARTICLE>                     5
<LEGEND>
Swift Energy Pension Partners 1991-B, Ltd., was in the process of liquidation as of December 31, 1997 and as such is governed by  liquidation  basis  accounting.
This schedule contains summary financial information extracted from Swift Energy
Pension  Partners  1991-B,   Ltd.'s  Statement  of  Net  Assets  in  Process  of
Liquidation  and Statement of Changes in Net Assets in Process of Liquidation in
its Form 10-K for the year  ended  December  31,  1997 and is  qualified  in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-END>                                   DEC-31-1997
<CASH>                                         284,828
<SECURITIES>                                   0
<RECEIVABLES>                                  162,285
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               480,909
<PP&E>                                         751,095
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 1,232,004
<CURRENT-LIABILITIES>                          2,933
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     0
<TOTAL-LIABILITY-AND-EQUITY>                   2,933
<SALES>                                        6,413
<TOTAL-REVENUES>                               6,413
<CGS>                                          0
<TOTAL-COSTS>                                  0<F1>
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                0
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   0
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0

<F1>Includes lease operating expenses and production taxes. Excludes general and administrative and interest expense.

